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                                                                    EXHIBIT 23.1

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Netscape Communications Corporation pertaining to the Digital Style Corporation 1995 Stock Option/Stock Issuance Plan and the Portola Communications, Inc. 1996 Stock Option Plan of our report dated January 24, 1997 with respect to the consolidated financial statements of Netscape Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

    We also consent to the incorporation by reference therein of our report dated March 27, 1997 with respect to the financial statement schedule of Netscape Communications Corporation for the year ended December 31, 1996 included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP


    Palo Alto, California
    June 23, 1997